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                                                                          EX-5.1

                     OPINION & CONSENT OF JAMES W. MCKENZIE


                        [Letterhead of Verticalnet, Inc.]


                             James W. McKenzie, Jr.
             Executive Vice President, General Counsel and Secretary
                                700 Dresher Road
                           Horsham, Pennsylvania 19044

January 4, 2002

Verticalnet, Inc.
700 Dresher Road
Horsham, PA 19044

Ladies and Gentlemen:

I have acted as counsel to you in connection with the registration under the Securities Act of 1933, as amended, by Verticalnet, Inc. (the "Company") of 14,157,630 shares (the "Shares") of Common Stock of the Company, $.01 par value per share (the "Common Stock"). The Shares are to be offered and sold by certain security holders of the Company. In this regard, I have participated in the preparation of a Registration Statement on Form S-3 relating to the Shares (the "Registration Statement") which you are filing with the Securities and Exchange Commission.

I have examined the Registration Statement and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion. In all examinations made by me in connection with this opinion letter, I have assumed the genuineness of all signatures, the legal capacity of all natural persons executing agreements, instruments or documents, the completeness and authenticity of all records and documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. Based upon the foregoing, I am of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions shall be limited to the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus included in the Registration Statement under the heading "Legal Matters." In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,



/s/ James W. McKenzie, Jr.


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